UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

ASTRONICS CORPORATION.
(Exact name of registrant as specified in its charter)

NEW YORK	0-7087	16-0959303
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Commerce Way, East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

The disclosure required by this Item is set forth in Item 2.01 below, which is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

        Astronics Corporation (the "Company"), through its wholly owned subsidiary, Astronics Acquisition Corp. ("AAC"), and General Dynamics OTS (Aerospace), Inc. ("Seller") entered into an Asset Purchase Agreement dated February 3, 2005 (the "Purchase Agreement") providing for the acquisition by AAC from Seller of substantially all of the assets and liabilities of Seller's airborne electronics systems business (the "Acquisition"). Seller is a subsidiary of General Dynamics Corporation (NYSE: GD).

        The purchase price was $13.0 million in cash paid at closing, plus a potential earn-out of up to an aggregate of $4.0 million based upon the 2005 revenue of the acquired business.

        In connection with the funding of the Acquisition, the Company drew down approximately $7.0 million from its existing credit agreement with HSBC Bank USA (the "Credit Agreement"). The terms of the Credit Agreement are set forth in that certain Credit Agreement dated February 20, 2003 between the Company and HSBC Bank USA. Following this draw, approximately $7.0 million is currently outstanding under the Credit Agreement and approximately $1.0 million is available for future borrowings. Currently, the Company is paying interest on its outstanding borrowings under the Credit Agreement at a variable annual rate of approximately 5.6%.

        The Acquisition was consummated on February 3, 2005.

        On February 3, 2005, the Company issued a press release announcing that it had completed the Acquisition. A copy of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item is set forth in Item 2.01 below, which is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

        (a)     Financial Statements of Businesses Acquired.

        The financial statements required to be filed as part of this Current Report will be filed pursuant to an amendment to this Current Report not later than 71 days after this Current Report is required to be filed.

        (b)     Pro Forma Financial Information.

        The pro forma financial information required to be filed as part of this Current Report will be filed pursuant to an amendment to this Current Report not later than 71 days after this Current Report is required to be filed.

        (c)     Exhibits.

Exhibit Number	Description

99.1	Press Release of Astronics Corporation dated February 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASTRONICS CORPORATION

Date:	February 7, 2005	By:	/s/ David C. Burney
David C. Burney
Vice President Finance, Chief Financial Officer

EXHIBIT INDEX
Exhibit Number	Description

99.1	Press Release of Astronics Corporation dated February 3, 2005